Exhibit 23(B)
Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 33-41242 and No. 33-53087) of Arvin Industries, Inc. of our report dated January 29, 1997 appearing in this Form 10-K.

Price Waterhouse LLP
/s/ Price Waterhouse LLP
Indianapolis, Indiana
March 21, 1997